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                                                                     EXHIBIT 3.7






                          CERTIFICATE OF INCORPORATION

                                       OF

                              GPC CAPITAL CORP. II

     THE UNDERSIGNED, for the purpose of forming a corporation pursuant to the provisions of the Delaware General Corporation Law, does hereby certify as follows:

     FIRST: The name of the Corporation is GPC Capital Corp. II.

     SECOND: The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road, Wilmington, Delaware 19805, in the county of New Castle. The name of the Corporation's registered agent at such address is Corporation Service Company.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

     FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is one thousand (1,000) shares, par value $.01 per share, all of which are of one class and are designated as Common Stock.

     FIFTH: The name and mailing address of the incorporator are as follows:

            Name                            Mailing Address
            ----                            ---------------

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            Sharon L. Dougherty             Drinker Biddle & Reath LLP
                                            1100 Philadelphia National Bank
                                            Building
                                            1345 Chestnut Street
                                            Philadelphia, PA  19107-3496


     SIXTH: In furtherance and not in limitation of the general powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to make, alter or repeal the Bylaws of the Corporation, except as specifically otherwise provided therein.

     SEVENTH: A director of the Corporation shall have no personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except to the extent that Section 102(b)(7) (or any successor provision) of the Delaware General Corporation Law, as amended from time to time, expressly provides that the liability of a director may not be eliminated or limited. No amendment or repeal of this paragraph SEVENTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

     IN WITNESS WHEREOF, the undersigned, being the incorporator hereinabove named, does hereby execute this Certificate of Incorporation this 5th day of January, 1998.


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                                         /s/ Sharon L. Dougherty
                                             -------------------
                                         Sharon L. Dougherty
                                         Incorporator